UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2006
SunCom Wireless Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15325	23-2974475
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
1100 Cassatt Road
Berwyn, Pennsylvania
19312
(Address of Principal Executive Offices, Including Zip Code)
(610) 651-5900
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 2, 2006, SunCom Wireless Holdings, Inc. (“SunCom”) issued a press release announcing its financial results for the three and nine months ended September 30, 2006. A copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of Adjusted EBITDA, average revenue per user (“ARPU”), cash costs per user (“CCPU”) and cost per gross addition (“CPGA”), each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Schedule 1 to the press release contains disclosure regarding management’s uses for such non-GAAP financial measures. A tabular reconciliation of the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted EBITDA, ARPU, CCPU and CPGA also appear on Schedule 1.
The information required to be furnished pursuant to Item 2.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if SunCom specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 30, 2006, Rohit M. Desai submitted his resignation from the Board of Directors of SunCom Wireless Holdings, Inc., and its subsidiaries, effective as of that day. Mr. Desai had served as a director of SunCom since May 2002. Mr. Desai’s departure is not related to any disagreement relating to SunCom’s operations, policies or practices.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
99.1	Press Release dated November 2, 2006, announcing financial results for the three and nine months ended September 30, 2006 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.
Date: November 2, 2006	By:	/s/ Eric Haskell
Eric Haskell
Chief Financial Officer